Exhibit 77(i)

Terms of New or Amended Securities

1.
At the September 12, 2007 Board meeting, the Board of Trustees of ING Equity Trust (“IET”) approved the Waiver Letter to the Service and Distribution Plan on behalf of ING Financial Services Fund. ING Funds Distrubutor, LLC will waive its entire distribution fee of 10% for Class A shares.

2.
At the September 12, 2007 Board meeting, the Board of Trustees of ING Equity Trust approved the establishment of Class W shares on behalf of  ING LargeCap Value Fund, ING Opportunistic LargeCap Fund, ING Real Estate Fund, ING SmallCap Opportunities Fund, ING SmallCap Multi-Manager Fund, ING Value Choice Fund

3.
At the November 30, 2007 Board meeting, the Board of Trustees of ING Equity Trust (“IET”) approved the establishment of ING Equity Dividend Fund and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IET’s registration statement registering shares of ING Equity Dividend Fund. At the November 30, 2007 Board meeting, the Board of Trustees approved the requisite plans, agreements, and other routine matters with respect to the establishment of  ING Equity Dividend Fund

4.
At the December 19, 2007 Board meeting, the Board of Trustees of ING Series Fund, Inc. (“ISFI”) approved the creation of ING Tactical Asset Allocation Fund and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to ISFI’s registration statement registering shares of ING Tactical Asset Allocation Fund. In addition, the Board approved the requisite plans, agreements, and other routine matters with respect to the establishment of the Fund.

5.
At the March 13, 2008 Board meeting, the Board of Trustees of ING Series Fund, Inc. (“ISFI”) approve the creation of ING Corporate Leaders 100 Fund and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to ISFI’s registration statement registering shares of ING Corporate Leaders 100 Fund.  At the June 4, 2008 Board meeting, the Board approved the requisite plans, agreements, and other routine matters with respect to the establishment of the Fund.